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                                                                    EXHIBIT 5.2


                                                                October 7, 2005


IPC Holdings, Ltd.,
  29 Richmond Road,
    Pembroke HM 08, Bermuda.

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by IPC Holdings, Ltd., a Bermuda exempted company (the "Company"), of $1,250,000,000 aggregate amount of (i) senior and subordinated debt securities, (ii) preferred shares, (iii) depositary shares, (iv) common shares, par value $0.01 per share, (v) share purchase contracts, and (vi) units of the Company, we, as your United States counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company's board of directors authorizing the issuance of the securities referred to above (the "Resolutions"), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion:

          (1) Senior and Subordinated Debt Securities. When the Company's registration statement on Form S-3 (the "Registration Statement") has become

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IPC Holdings, Ltd.                                                          -2-


     effective under the Act, when the indenture relating to the senior debt securities and the indenture relating to the subordinated debt securities of the Company (each, an "Indenture" and together, the "Indentures") have been duly authorized, executed and delivered, when the terms of the senior and subordinated debt securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the senior and subordinated debt securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the senior and subordinated debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The senior and subordinated debt securities covered by the opinion in this paragraph include any senior or subordinated debt securities, as the case may be, that may be issued upon exercise or otherwise

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IPC Holdings, Ltd.                                                          -3-


     pursuant to the terms of any other securities covered by the Registration Statement.

          (2) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established under New York law and the deposit agreement has been duly authorized, executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred shares represented by the depositary shares have been duly delivered to the depositary and the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred shares in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and

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IPC Holdings, Ltd.                                                          -4-


     similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

          (3) Share Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the share purchase contracts are to be issued have been duly established under New York law and the governing instruments or agreements have been duly authorized, executed and delivered, when the terms of such share purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing instruments or agreements and such share purchase contracts have been duly authorized, executed and authenticated in accordance with the applicable governing instruments or agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such share

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IPC Holdings, Ltd.                                                          -5-


     purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The share purchase contracts covered by the opinion in this paragraph include any share purchase contracts that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

          (4) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established under New York law and the unit agreements have been duly authorized, executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding

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IPC Holdings, Ltd.                                                          -6-


     obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

     We note that, as of the date of this opinion, a judgment for money in an action based on a security denominated in a foreign currency, composite currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, composite currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, composite currency or currency unit, a state court in the State of New York rendering a judgment on such a security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency, composite currency or currency unit in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

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IPC Holdings, Ltd.                                                          -7-


     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Bermuda law, we note that you are being provided with the opinion, dated the date hereof, of Conyers Dill & Pearman, Bermuda counsel to the Company.

     For purposes of our opinion, we have assumed that (i) the Company has been duly incorporated and is an existing company under the laws of Bermuda, (ii) the Indentures, the senior and subordinated debt securities, the depositary shares, the share purchase contracts and the units of the Company have been or will be duly authorized, executed, issued and delivered by the Company insofar as the laws of Bermuda are concerned and (iii) the preferred shares and common shares of the Company have been or will be duly authorized, executed, issued and delivered by the Company under Bermuda law.

     Also, we have also relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indentures have been duly authorized, executed and delivered by the trustee thereunder, and that all other governing documents under which, if applicable, any securities covered by the Registration Statement may be issued, will have been duly authorized, executed and delivered by all parties thereto and that the signatures on documents examined by us are genuine. We have further assumed

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IPC Holdings, Ltd.                                                          -8-


that the issuance or delivery by the Company of any securities other than the securities covered by the Registration Statement, or of any other property, upon exercise or otherwise pursuant to the terms of the securities, will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times.

     We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Sullivan & Cromwell LLP